UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2007

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2007, Memory Pharmaceuticals Corp. (the "Registrant") received a Staff Deficiency Letter from the Nasdaq Stock Market ("Nasdaq"), stating that for the past 30 business days the Registrant has not met the $1.00 minimum closing bid price requirement for continued inclusion on the Nasdaq Global Market, as required by Marketplace Rule 4450(a)(5). A copy of the press release that includes this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The notification letter has no effect at this time on the listing of the Registrant’s common stock on the NASDAQ Global Market and the Registrant will continue to trade on the NASDAQ Global Market under the symbol MEMY. The notification letter states that the Registrant will be afforded 180 calendar days, or until June 2, 2008, to regain compliance with the minimum closing bid price requirement. To regain compliance, the closing bid price of the Registrant’s common stock must meet or exceed $1.00 per share for at least 10 consecutive business days.

If the Registrant is unable to regain compliance by June 2, 2008, NASDAQ will provide written notification to the Registrant that its common stock is subject to delisting. The Registrant may also elect to apply to transfer its common stock from the NASDAQ Global Market to the NASDAQ Capital Market if it satisfies all requirements, other than the minimum bid price requirement, for initial inclusion in this market. If the Registrant makes such an election and its transfer application is approved, the Registrant will be eligible to regain compliance with the minimum closing bid price requirement until 180 days after the end of the first 180 day period. If, at the conclusion of either or both of the 180-day periods, the Registrant has not achieved compliance, it may appeal NASDAQ’s determination to delist its securities.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press Release dated December 6, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

December 6, 2007	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 6, 2007